EXHIBIT 99.1

Darden Restaurants Announces Early Tender Results for Cash Tender Offers and Consent Solicitations for its 6.000% Senior Notes due 2035 and 6.800% Senior Notes due 2037
ORLANDO, Fla., February 12, 2018/PRNewswire/-- Darden Restaurants, Inc. (NYSE: DRI) today announced the early tender results as of 5:00 p.m., New York City time, on February 9, 2018 (the “Extended Early Tender Date”) for its previously announced cash tender offers (each, an “Offer” and collectively, the “Offers”) to purchase any and all of its outstanding 6.000% Senior Notes due 2035 (the “2035 Notes”) and 6.800% Senior Notes due 2037 (the “2037 Notes” and, together with the 2035 Notes, the “Notes”).
In conjunction with the Offers, Darden also announced the results as of the Extended Early Tender Date for its previously announced solicitations (each, a “Consent Solicitation” and collectively, the “Consent Solicitations”) of consents (the “Consents”) to amend certain provisions of the indenture under which the Notes were issued (the “Proposed Amendments”). The Offers and the Consent Solicitations are being made upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement, dated January 24, 2018 (the “Offer to Purchase”), and the related Consent and Letter of Transmittal.
The principal amount of each series of Notes that was validly tendered (with Consents validly delivered) at or prior to the Extended Early Tender Date and not validly withdrawn (or Consents revoked) is set forth in the column entitled “Aggregate Principal Amount Tendered” in the table below. The consideration being offered for such Notes accepted for purchase in the Offers is also set forth below:

Title of Securities and CUSIP Numbers	Principal Amount Outstanding	Aggregate Principal Amount Tendered	Percent of Amount Outstanding Tendered	Total Consideration(1)(2)
6.000% Senior Notes due 2035 (CUSIP No. 237194AE5)	$150,000,000	$53,176,000	35.45%	$1,207.13
6.800% Senior Notes due 2037 (CUSIP No. 237194AH8)	$300,000,000	$257,234,000	85.74%	$1,336.99
_____________________

(1)
Per $1,000 principal amount of Notes tendered and accepted for purchase. Holders will also receive accrued interest on Notes accepted for purchase up to, but excluding, the Final Settlement Date (defined below).

(2)
The Total Consideration for both series of Notes, as determined by the Dealer Manager (which was determined in the manner described in the Offer to Purchase) as of 11:00 a.m., New York City time, on February 6, 2018, includes the Early Tender Payment (defined below).

Holders who validly tendered and did not validly withdraw their Notes accepted for purchase, and who validly delivered and did not validly revoke their Consents at or prior to the Extended Early Tender Date will receive the applicable Total Consideration (which was determined in the manner described in the Offer to Purchase), which includes an early tender payment of $50.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Payment”). Holders who validly tender and do not validly withdraw their Notes accepted for purchase, and who validly deliver and do not validly revoke their Consents after the Extended Early Tender Date and at or before the Expiration Date (as defined below) will receive only the applicable Tender Offer Consideration per $1,000 principal amount of Notes, which is equal to the applicable Total Consideration minus the Early Tender Payment. Holders whose Notes are accepted for purchase pursuant to the Offers will also receive accrued and unpaid interest on their purchased Notes from the last interest payment date for such Notes to, but not including, the Final Settlement Date (defined below).
Darden will purchase any Notes that have been validly tendered (with Consents that have been validly delivered) and not validly withdrawn (or Consents revoked) at or prior to the Expiration Date, subject to all conditions to the Offers and the Consent Solicitations having been satisfied or waived by Darden, on a date following the Expiration Date (the “Final Settlement Date”). The Final Settlement Date is expected to occur on February 22, 2018.
Notes tendered and Consents delivered may no longer be withdrawn or revoked, unless otherwise required by law.
Any Holder who tenders Notes pursuant to the Offers must also deliver a Consent pursuant to the related Consent Solicitation. Holders who validly tender their Notes pursuant to the Offers will be deemed to have delivered their Consents by virtue of such tender. Holders may not deliver Consents without also tendering their Notes.
In addition, the requisite consents to effect the Proposed Amendments for the 2037 Notes, as described in the Offer to Purchase, have been received. Accordingly, Darden expects to execute and deliver a supplemental indenture to the indenture governing the 2037 Notes, to amend certain provisions that would, among other things, (i) eliminate substantially all of the restrictive covenants and events of default, (ii) modify notice requirements for redemption and (iii) modify certain other provisions with respect to the 2037 Notes.
The Offers will expire at 11:59 p.m., New York City time, on February 21, 2018 (the “Expiration Date”), unless extended or earlier terminated. No tenders of Notes or delivery of Consents submitted after the Expiration Date will be valid. Darden reserves the right to terminate, withdraw or amend the Offers at any time subject to applicable law.
The obligation to accept for purchase, and to pay for, Notes validly tendered and not withdrawn (with Consents validly delivered and not revoked) pursuant to the Offers and the Consent Solicitations is subject to the satisfaction or waiver of the conditions to the Offers, including a financing condition and certain other general conditions described in the Offer to Purchase.
No Offer is conditioned on any minimum amount of Notes being tendered, the consummation of the other Offer in respect of the other Series of Notes or obtaining any requisite consent as it relates to the related Consent Solicitation.
The complete terms and conditions of the Offers are set forth in the related Offer to Purchase and the Consent and Letter of Transmittal. Holders of the Notes are urged to read the tender offer documents carefully. Notes not tendered and purchased pursuant to the Offers will remain outstanding and be paid in accordance with their terms.
The Offers are being made solely by means of the related Offer to Purchase and the Consent and Letter of Transmittal. This press release does not constitute an offer to purchase securities, a solicitation of an offer to sell any securities or a solicitation of consents to amend the related indenture. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, purchase or sale is unlawful. Capitalized terms used in this press release but not otherwise defined herein have the meanings assigned to them in the Offer to Purchase. None of Darden, the Dealer Manager, the Solicitation Agent, the Information Agent, the Tender Agent or the Trustee is making any recommendation as to whether holders of the Notes should tender their Notes in response to the Offers or deliver their Consents in response to the Consent Solicitations.
BofA Merrill Lynch is the Sole Dealer Manager for the Offers and the Sole Solicitation Agent for the Consent Solicitations. The Information Agent and Tender Agent is D.F. King & Co., Inc. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting D.F. King & Co., Inc. at (877) 283-0319 (toll-free), (212) 269-5550 (for banks and brokers) or dri@dfking.com. Questions regarding the Offers or the Consent Solicitations may be directed to BofA Merrill Lynch, Liability Management Group, at (980) 683-3215 (collect) or (888) 292-0070 (toll-free).
About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. Our people equal our success, and we are proud to employ more than 175,000 team members in over 1,700 restaurants. Together, we create memorable experiences for 380 million guests each year in communities across North America. For more information, please visit www.darden.com.
Information About Forward-Looking Statements
Forward-looking statements in this communication are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include the ability to successfully integrate Cheddar's Scratch Kitchen operations into our business, technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to potential changes in interpretations of or issuance of new regulations pursuant to federal tax legislation enacted in December 2017, risks relating to public policy changes and federal, state and local regulation of our business, long-term and non-cancelable property leases, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, an inability or failure to manage the accelerated impact of social media, a failure to execute innovative marketing tactics, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees, licensees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Contact: (Analysts) Kevin Kalicak (407) 245-5870, (Media) Rich Jeffers (407) 245-4189